UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2014

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina (Address of Principal Executive Offices)	28277 (Zip Code)

(704) 587-8409
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 21, 2014, Polypore International, Inc. (“Polypore”) announced that the United States District Court for the Western District of North Carolina has granted a motion by Celgard, LLC (“Celgard”), a subsidiary of Polypore, for a preliminary injunction against LG Chem, Ltd. and LG Chem America, Inc. (collectively “LG”). The judge’s order granting the injunction is currently under seal; portions of the order may be released in the future at the court’s discretion.

Celgard had requested a preliminary injunction to prohibit the importation, sale or offer for sale in the United States and inducement of others to use, sell or offer for sale lithium-ion batteries, including batteries used in electric drive vehicles and consumer electronics, which contain LG’s ceramic coated lithium-ion battery separator, until a full trial on the matter is concluded. The lawsuit and motion for injunction are based on Celgard’s assertion that LG infringes Celgard’s patent (United States Patent No. 6,432,586), which claims ceramic composite layer lithium-ion battery separators first developed by Celgard for high-energy rechargeable lithium-ion batteries.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Polypore International, Inc., dated July 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.

Date: July 21, 2014	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer